                                                                        EXH 10.3

                             NABISCO HOLDINGS CORP.

                          1994 LONG TERM INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

                             ______________________


                      DATE OF GRANT: _____________________

                              W I T N E S S E T H :


         1. GRANT OF OPTION. Subject to (i) the terms and conditions herein and
(ii) the provisions of the Nabisco Holdings Corp. 1994 Long Term Incentive Plan (the "Plan"), Nabisco Holdings Corp. (the "Company") on the above date has granted to

                      ___________________ (THE "OPTIONEE"),

the right and option to exercise from the Company a total of

                              _____________ SHARES

of Class A Common Stock of the Company ("Common Stock"), at the exercise price of $________ per share (the "Option"). A copy of the Plan is attached and made a part of this Agreement with same effect as if set forth in the Agreement itself. All capitalized terms used herein shall have the meaning set forth in the Plan, unless the context requires a different meaning.

         2.  EXERCISE OF OPTION.

         (a) Shares may be purchased by giving the Corporate Secretary of the Company written notice of exercise, on a form prescribed by the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by

         (i) tender to the Company of cash for the full purchase price of the shares with respect to which such Option or portion thereof is exercised; OR

         (ii) the unsecured, demand borrowing by the Optionee from the Company on an open account maintained solely for this purpose in the amount of the full exercise price together with the instruction from the Optionee to sell the shares exercised on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares under the Plan. This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the

              Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. If the shares purchased upon the exercise of an Option or a portion thereof cannot be sold for a price equal to or greater than the full exercise price plus direct costs of the sales, then there is no exercise of the Option. Election of this method authorizes the Company to deliver shares to the broker-dealer and authorizes the broker-dealer to sell said shares on the open market. The broker-dealer will remit proceeds of the sale to the Company which will remit net proceeds to the Optionee after repayment of the borrowing, deduction of costs, if any, and withholding of taxes. The Optionee's borrowing from the Company on an open account shall be a personal obligation of the Optionee which shall bear interest at the published Applicable Federal Rate
              (AFR) for short-term loans and shall be payable upon demand by the Company. Such borrowing may be authorized by telephone or other telecommunications acceptable to the Company. Upon such borrowing and the exercise of the Option or portion thereof, title to the shares shall pass to the Optionee whose election hereunder shall constitute instruction to the Company to register the shares in the name of the broker-dealer or its nominee. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever. The Optionee agrees that if this broker-dealer exercise method under this paragraph is used, the Optionee promises unconditionally to pay the Company the full balance in his open account at any time upon demand. Optionee also agrees to pay interest on the account balance at the AFR for short-term loans from and after demand.

         (b) Notwithstanding provisions for regular exercise in Section 2(a), if more than 80% of the aggregate value of all classes of Company common stock is owned, directly or indirectly, by Nabisco Group Holdings on the date of exercise then the Company may, in its absolute discretion, make a cash payment to the Optionee, net of taxes, equal to the product of (x) and (y), where (x) is the excess of the fair market value of Common Stock on the date of exercise over the exercise price, and (y) is the number of shares subject to the Option(s) being exercised. Such cash payment shall be in lieu of delivery of shares.

ANNUAL GRANT VESTS EACH JANUARY 1, FOLLOWING THE DATE OF GRANT AND THEREAFTER ON EACH JANUARY 1:

         (c) Subject to Sections 2(b), 2(d), and 4, this Option shall be vested in three installments. The first installment shall be vested on the 1st of January following the Date of Grant for 33% of the number of shares of Common Stock subject to this Option. Thereafter, on each subsequent January 1st an installment shall become vested for 33% and 34%, respectively, of the number of shares subject to this Option until the Option has become fully vested. To the extent that any portion of the Option is not exercised, it shall not expire, but shall continue to be vested at any time thereafter until this Option shall terminate, expire or be surrendered. An exercise shall be for whole shares only;

         (d) This Option shall not be exercised prior to 36 months after the Date of Grant. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THIS OPTION IS SCHEDULED TO EXPIRE OR

TERMINATE PURSUANT TO SECTION 4(b), THEN THE OPTIONEE SHALL HAVE THE RIGHT TO EXERCISE THE OPTION (TO THE EXTENT THEN VESTED) AT ANY TIME PRIOR TO ITS EXPIRATION.

OR FOR NEW HIRES, USE THIS SECTION INSTEAD:
VESTING SCHEDULE:  VEST 33% ON EACH ANNIVERSARY FOLLOWING THE DATE OF GRANT:

         (c) Subject to Sections 2(b), 2(d), and 4, this Option shall be vested in three installments. The first installment shall be vested on the anniversary of the Date of Grant for 33% of the number of shares of Common Stock subject to this Option. Thereafter, on each anniversary of the Date of Grant an installment shall become vested for 33% and 34%, respectively, of the number of shares subject to this Option until the Option has become fully vested. To the extent that any portion of the Option is not exercised, it shall not expire, but shall continue to be vested at any time thereafter until this Option shall terminate, expire or be surrendered. An exercise shall be for whole shares only.

         (d) This Option shall not be exercised prior to 36 months after the Date of Grant. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THIS OPTION IS SCHEDULED TO EXPIRE OR TERMINATE PURSUANT TO SECTION 4(b), THEN THE OPTIONEE SHALL HAVE THE RIGHT TO EXERCISE THE OPTION (TO THE EXTENT THEN VESTED) AT ANY TIME PRIOR TO ITS EXPIRATION.

         3.   TERMINATION OF EMPLOYMENT.

         Subject to Sections 2(b), 2(d) and 4:

         (a) Unless otherwise provided in a written employment or termination agreement between the Optionee and the Company, the Option shall not become vested as to any additional shares following the Termination of Employment of the Optionee for any reason other than a Termination of Employment because of death, Permanent Disability or Retirement of the Optionee. In the event of Termination of Employment because of death, Permanent Disability or Retirement, the Option shall immediately become vested as to all shares.

         (b) Unless otherwise defined in a written employment or termination agreement between the Optionee and the Company, Termination for Cause shall mean Termination by the Company where such termination results from: (a) criminal dishonesty, (b) deliberate continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continual refusal to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (d) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Optionee that such conduct was in the best interests of the Company. A termination of Optionee's employment shall not be deemed for Cause hereunder unless the senior personnel executive of the Company shall confirm that any such termination is for Cause as defined hereunder. Any voluntary termination by the Optionee in anticipation of an involuntary termination of the Optionee's employment for Cause shall be deemed to be a termination of Optionee's employment for Cause.

         (c) Unless otherwise defined in a written employment or termination agreement between the Optionee and the Company, termination for Good Reason shall mean termination by Optionee where such termination results from (i) the total amount of Optionee's base salary and targeted awards under the Long-Term Incentive Plan and the Annual Incentive Award Plan (or successors thereto) being reduced at any time without the Optionee's consent, (ii) Optionee's job responsibilities being substantially reduced in importance without the Optionee's consent, or (iii) Optionee being required as a condition of continued employment to relocate more than 35 miles from the Optionee's place of employment as of the date of a Change of Control without the Optionee's consent.

         (d) The Optionee shall be deemed to have a "Permanent Disability" if the Optionee totally and permanently disabled (as defined in Nabisco, Inc.'s Long Term Disability Plan applicable to senior executive officers as in effect on the date hereof), or if the Board of Directors or any committee thereof so determines.

         (e) "Retirement" as used herein means Retirement at age 65 or over, or early retirement at age 55 or over with the approval of the Company, which approval specifically states that the Option shall become fully vested as to all shares.

         (f) "Termination of Employment" as used herein means termination from active employment; it does not mean termination of payment or benefits at the end of salary continuation or other form of severance or pay in lieu of salary.

         4. EXPIRATION OF OPTION. The Option shall expire or terminate and may not be exercised to any extent by the Optionee after the first to occur of the following events:

         (a) The tenth anniversary of the Date of Grant, or such earlier time as the Company may determine is necessary or appropriate in light of applicable foreign tax laws; or

         (b) The first anniversary of the date of the Optionee's Termination of Employment for any reason other than the Optionee's death, Permanent Disability, Retirement, termination for Good Reason or involuntary Termination of Employment by the Company without Cause; or

         (c)  Immediately upon the Optionee's Termination of Employment for
Cause.

         5. TRANSFERABILITY. Other than as specifically provided in the Plan with regard to the death of the Optionee, this Option agreement and any benefit provided or accruing hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Optionee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Optionee.

         6. NO RIGHT TO EMPLOYMENT. The execution and delivery of this agreement and the granting of the Option hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Optionee for any specific period or in any particular capacity shall not prevent the Company or its subsidiaries from terminating the Optionee's employment at any time with or without Cause.

         7. ADJUSTMENTS IN OPTION. In the event that the outstanding shares of the Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee may make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable. Any adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

         8. APPLICATION OF LAWS. The granting and the exercise of this Option and the obligations of the Company to sell and deliver shares hereunder and to remit cash under the broker-dealer exercise method shall be subject to all applicable laws, rules, and regulations and to such approvals of any governmental agencies as may be required.

         9. TAXES. Any taxes required by federal, state, or local laws to be withheld by the Company on exercise by the Optionee of the Option for Common Stock shall be paid to the Company before delivery of the Common Stock is made to the Optionee. When the Option is exercised under the broker-dealer exercise method, the full amount of any taxes required to be withheld by the Company on exercise of stock options shall be deducted by the Company from the proceeds.

         10. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054, and any notice required to be given hereunder to the Optionee shall be sent to the Optionee's most recent address as shown on the records of the Company.

         11. ADMINISTRATION AND INTERPRETATION. In consideration of the grant, the Optionee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

         12.  NON-COMPETITION.
              Provided that the Optionee is not party to a written employment or termination agreement with the Company containing restrictions on Optionee's eligibility to compete with the Company following Optionee's Termination of Employment, in consideration for the Option Optionee agrees that:

              (a) For the twelve (12) month period commencing on the date of Optionee's Termination of Employment, Optionee shall not engage in Competitive Employment. As used herein, "Competitive Employment" means providing any person, company or other entity with any services, whether as a consultant, employee, investor or otherwise, regarding any business, product, service or other matter which: (i) is substantially similar to or competes with any business, product, service or other matter regarding which Optionee worked for the Company, or any of its affiliates, during the two (2) years prior to Optionee's Termination of Employment; or (ii) concerns subject matters about which Optionee gained proprietary information of the Company, or its affiliates, during the two (2) year period prior to Optionee's Termination of Employment.

              (b) If the Company reasonably determines that Optionee has materially violated any of Optionee's obligations under subparagraph (a), above, then, in addition to any other remedies at law or in equity it may have: (i) the Company shall have the right to cease payment of any compensation, salary continuation, benefits, perquisites and any other remuneration which is due or may become due Optionee under any employment, salary continuation or similar agreement between the Company, or any of its affiliates, and Optionee; and (ii) all past, present and future stock option grants awarded Optionee under the Plan, including grants which according to their terms are vested, shall terminate, effective the date on which such violation began (the "Violation Date"). The Company may demand the return of any gain realized by Optionee from the exercise of any such grants by Optionee at any time on or after the date sixty (60) days prior to the Violation Date. If after such demand Optionee fails to return said amounts, Optionee acknowledges that the Company has the right to offset against said amounts any amounts, including compensation, owed Optionee by the Company or to commence judicial proceedings against Optionee to recover said amounts and any attorneys' fees and costs.

              (c) Optionee acknowledges and agrees that: (i) the restrictions contained in this Section 12 are necessary to protect the legitimate interests of the Company and impose no undue hardship on Optionee; (ii) the violation or threatened violation of this Section 12 will result in irreparable injury to the Company and Optionee consents to the issuance of any restraining order, preliminary restraining order or injunction, without bond, which arises from conduct by Optionee in violation of this Section 12, and the existence of any claim Optionee may have against the Company will not constitute a defense thereto; (iii) if the Company prevails in any suit or proceeding to enforce its rights under this Section 12, Optionee shall indemnify the Company for all expenses incurred by the Company, including reasonable attorneys' fees; and (iv) no one employed by or representing the Company has any authority to make oral statements which modify, waive or discharge in any manner any provision of this
Section 12.

         13.  OTHER PROVISIONS.

              (a) Titles are provided herein for convenience only and are not to serve as a basis for interpretation of the Agreement.

              (b) This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

              (c) THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement as of the Date of Grant first above written.

                                                     NABISCO HOLDINGS CORP.

                                                        By______________________
                                                           Authorized Signatory

______________________________________
             Optionee

Optionee's Social Security Number:

______________________________________

Optionee's Home Address:


______________________________________
______________________________________
______________________________________